UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2002

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

On July 26, 2002, Peoples Energy Corporation issued a press release and held a conference call with securities analysts announcing modified earnings guidance for fiscal year 2002 and a preliminary forecast of earnings for fiscal year 2003. A complete copy of the press release is attached to this Form 8-K as Exhibit 99. The conference call script has been submitted in a separate Form 8-K as a disclosure under Regulation FD. In addition to the forward-looking information contained in the press release, the following forward-looking information was disclosed in the conference call:

The company expects pension credit income (a non-cash item) on a pre-tax basis to be $20 to $25 million in fiscal year 2002 and about $0 in fiscal 2003.

The company's total capital expenditures for fiscal 2003 are expected to be about $75 million for the Gas Distribution segment, primarily for maintenance and replacement of its distribution facilities and technology improvements, and $125 million for its other business segments; however, the capital expenditure budgets may not be finalized until September 2002.

The Power Generation segment is expected to post solid levels of income in the fourth quarter given the structure of its power sales contracts.

The company's outlook for its Retail Energy Services segment for fiscal year 2002 remains unchanged, which is to basically breakeven due to expected seasonal fourth quarter losses.

The company's Oil and Gas Production segment continues to execute on the previously announced plan to exit the EnerVest partnership investment through the sale of the partnership's properties. As the company winds down the partnership, equity investment income could be impacted either positively or negatively as gains or losses on the sale of properties are recognized in the quarters in which they occur. Actual results will depend on the timing of the sales process and the actual proceeds received. Overall, based on the quality of the asset base and the current acquisition and divestiture market, the company expects that it will recoup its remaining investment in the partnership.

Regarding the Midstream Services segment, the company remains on track to meet its original expectations for fiscal 2002 of about $13 million in operating and equity investment income for this business and its long-term goal of 10% annual growth.

Given the current business environment, potential opportunities currently available to the company and the company's risk profile, the company expects to reduce somewhat its previously stated goal for long-term annual earnings growth of 7 percent per year and intends to provide further guidance later when it firms up its earnings forecast for fiscal year 2003.

Forward-Looking Information. This Form 8-K, including the press release attached as Exhibit 99, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as the statements set forth above, management's outlook for earnings for fiscal years 2002 and 2003 and the adequacy of the Gas Distribution segment's charges to the reserve for uncollectible accounts that relate to the winter of 2000/2001. Generally, the words "may", "could", "project", "believe", "anticipate", "estimate", "plan", "forecast", "will be", and similar words identify forward-looking statements. Actual results could differ materially from such expectations and forecasts because of many uncertainties, including, but not limited to: weather-related energy demands; the company's success in identifying diversified energy opportunities on financially acceptable terms and generating earnings within a reasonable time; adverse resolution of material litigation; general U.S. and Illinois economic conditions; business and competitive conditions resulting from deregulation and consolidation of the energy industry; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, and interest expense; success in collection of accounts receivable, particularly those relating to the winter of 2000/2001; drilling risks and the inherent uncertainty of gas and oil reserve estimates; regulatory developments in the U.S., Illinois and other states where Peoples Energy does business; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this press release are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

Item 7. Financial Statements and Exhibits

The following is filed as an exhibit to this report.

Exhibit
Number	Description

99	Press Release issued July 26, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

July 26, 2002	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release issued July 26, 2002.